Exhibit 10.153

CONSENT

This Consent (the “Consent”), dated as of October 31, 2006, is entered into by and between Biovest International, Inc., a Delaware corporation (“Biovest”), Biolender, LLC, a Delaware limited liability company (“Biolender”), AutovaxID, Inc., a Florida corporation (“AutovaxID” and, together with Biovest and Biolender, the “Biovest Credit Parties” and each, a “Biovest Credit Party”) and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), in connection with (i) that certain Note and Warrant Purchase Agreement (as amended, modified or supplemented, the “Purchase Agreement” and, together with the Related Agreements and Security Documents, each as defined therein, the “Biovest Funding Documents”), dated as of March 31, 2006, by and between Biovest and Laurus, (ii) that certain Securities Purchase Agreement, dated as of April 29, 2005, by and between Accentia Biopharmaceuticals, Inc., a Florida corporation (“Accentia”) and Laurus (as amended, modified or supplemented, the “Accentia Purchase Agreement” and, together with the Related Agreements referred to therein, the “Accentia Purchase Documents”) and (iii) that certain Security Agreement, dated as of April 29, 2005, and amended and restated as of February 13, 2006, by and between Accentia, Analytica International, Inc., a Florida corporation (“Analytica” and, together with TEAMM Pharmaceuticals, Inc., a Florida corporation, Accentia and the Biovest Credit Parties, the “Credit Parties” and each, a “Credit Party”) and Laurus (as amended, modified or supplemented, the “Accentia Security Agreement” and, together with the Ancillary Agreements referred to therein, the “Accentia Security Documents” and together with the Accentia Purchase Documents, the “Accentia Funding Documents” and, together with the Biovest Funding Documents, the “Laurus Funding Documents”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Laurus Funding Documents, as applicable.

WHEREAS, Laurus has entered into the Biovest Funding Documents with the Credit Parties for the purpose, in part, of facilitating three tranches of financings between Biovest, certain of Biovest’s Subsidiaries, certain third parties and certain community development enterprises as more fully outlined and in the form set forth in the New Market Transaction Documents (the “New Market Transactions”);

WHEREAS, the second of the New Market Transactions contemplates that Biovest shall apply the proceeds of Laurus’ proposed release of $2,500,000 (the “Second Release”) under the Biovest Funding Documents from the Restricted Account (which release shall be governed by the terms and conditions of the Restricted Account Side Letter) as an equity investment by Biovest in the equity interests of Biolender (the “Biovest Equity Investment”);

WHEREAS, upon Biolender’s receipt of the Biovest Equity Investment, Biolender shall have received and hereby acknowledges, a corporate benefit and good and valuable consideration arising from Laurus’ release of the Second Release to Biovest and Biovest’s subsequent contribution to Biolender of the Biovest Equity Investment (whether directly or indirectly);

WHEREAS, Biolender shall utilize the proceeds of the Biovest Equity Investment, together with proceeds of a $3,100,000 loan from Accentia to Biovest to be used by Biovest as an equity investment made in Biolender (together with the Biovest Equity Investment, the “Biolender Equity Investment”), and lend substantially all of such funds via an unsecured loan (the “Fund Loan”) in the principal amount of no more than $5,500,000 for a term of seven and one-half years to AutovaxID Investment LLC (the “Fund”);

WHEREAS, Biovest wishes to purchase Accentia’s current ownership interest in Biolender;

WHEREAS, the Fund shall, upon its receipt of the proceeds of (i) the Fund Loan and (ii) no less than $2,400,000 from U.S. Bancorp Community Investment Corporation (“USB”) via an equity investment made by USB (the “USB Investment” and, together with the Fund Loan, the “Fund Investment”), apply the proceeds of such Fund Investment as a qualified equity investment (the “QEI”) in St. Louis New Markets Tax Credit Fund-II, LLC (“CDE”);

WHEREAS, CDE shall apply the proceeds of the QEI and lend no less than $7,700,000 to AutovaxID via an unsecured term loan which shall have a seven year term (the “AutovaxID Loan”);

WHEREAS, upon AutovaxID’s receipt of proceeds of AutovaxID Loan, AutovaxID shall have received and hereby acknowledges, a corporate benefit and good and valuable consideration arising from Laurus’ release of the Second Release to Biovest, Biovest’s subsequent contribution to Biolender of the Biovest Equity Investment, the issuance of the Fund Loan by Biolender to the Fund, the QEI by the Fund into CDE and the issuance of the AutovaxID Loan by CDE to AutovaxID (whether directly or indirectly);

WHEREAS, in connection with the second of the New Market Transactions, Biovest seeks consent from Laurus to transfer those of its assets relating solely to its vaccine manufacturing business, including a sublease of its lease with Spruce, LLC to the facility located at 1701 Macklind Avenue, St. Louis, MO (the “St. Louis Property”), to AutovaxID prior to entering into the New Market Transactions (the “Biovest Transfer”);

WHEREAS, in exchange for the Biovest Transfer, Biovest seeks from AutovaxID a purchase price of $9,000,000 (with a cash payment of $5,500,000 upon closing) and an advance rent deposit of $2,000,000 (collectively, the “Biovest Consideration”) and further seeks Laurus’ consent to consummate the Biovest Transfer in advance of entering into the second of the New Market Transactions;

WHEREAS, AutovaxID seeks Laurus’ consent to borrow approximately $7,700,000 for a term of thirty years from CDE as part of the New Market Transaction Documents;

WHEREAS, Laurus has agreed to waive certain of the terms and conditions set forth in the Laurus Funding Documents on the terms and conditions set forth herein, and consents to certain of the actions required pursuant to the second of the New Market Transaction Documents as described above all on the terms and conditions set forth herein;

WHEREAS, Accentia will grant Laurus warrants to purchase 10,000,000 shares of the common stock of Biovest; and

WHEREAS, the Biovest Credit Parties wish to obtain Laurus’ consent to the following proposed business transactions and agreements: (i) the sale by Accentia to Biovest of Accentia’s ownership interest in Biolender LLC, (ii) an increase of up to $3.1 million dollars in aggregate principal amount of inter-company loans from Accentia to Biovest; (iii) termination of the Biologic Products Commercialization Agreement, dated as August 17, 2004 between Accentia and Biovest (as amended, modified or supplemented from time to time, the “Commercialization Agreement”) and the grant by Biovest to Accentia of a passive 19.5% royalty to be paid by Biovest to Accentia on the sale of biologic products (“Royalty Grant”); (iv) termination of the anti-dilution/first right of refusal right Agreement between Accentia and Biovest, dated as of June 16, 2003 (the “Right of Refusal Agreement”); and (v) the second of the New Market Transactions described in the recitals above (the “NMTC Financing Tranche 2”) (collectively the “Proposed Transactions”).

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Laurus hereby consents to:

a.	the Biovest Transfer; provided that the Biovest Consideration paid for the assets sold to AutovaxID pursuant to the Biovest Transfer have been made in good faith as if in an arms-length transaction, as reasonably determined by the Board of Directors of Biovest;

b.	the AutovaxID Loan and the repayment of the AutovaxID Loan either in cash or in shares of Common Stock of Biovest (collectively, the “Biovest Repayment”); provided that, no Biovest Repayment shall be in violation of the terms and conditions of the Subordination Agreement in the form attached hereto as Exhibit B or Laurus and the parties thereto may otherwise agree in writing; provided further that, the aggregate amount of all indebtedness under the AutovaxID Loan repaid through the issuance by Biovest of shares of its common stock shall at no time be less than 100% of market value of such shares (as determined at the time of each such repayment);

c.

the issuance of (i) that certain Guaranty by Biovest, Accentia and others to CDE and USB pursuant to which (i) Biovest guarantees the AutovaxID Loan to CDE, (ii) Accentia guarantees certain fees and expenses to CDE due on an annual basis of up to approximately $77,000 for the term of CDE’s loan to AutovaxID in connection with the New Market Transactions; and (iii) Biovest guarantees the obligations of AutovaxID to USB under that certain Tax Credit Reimbursement and Indemnity Agreement between AutovaxID and USB dated on or around the date hereof (the “Tax Credit Reimbursement and Indemnity Agreement”) (such guaranty under subsections (i) through (iii) above, the “Guaranty”); provided that the Guaranty shall be unsecured and shall be (x) in the case of Accentia’s obligations to

CDE under the Guaranty, subordinated to the obligations of Accentia and its Subsidiaries to Laurus and (y) in the case of Biovest’s obligations to CDE under the Guaranty, subordinated to the obligations of Biovest and its Subsidiaries to Laurus, in each case in form and substance reasonably satisfactory to Laurus;

d.	the obligations of AutovaxID to USB under the Tax Credit Reimbursement and Indemnity Agreement (together with the obligations of Biovest to USB under the Guaranty, the “USB Obligations”); provided that the USB Obligations shall be unsecured and any amendments of the Tax Credit Reimbursement and Indemnity Agreement shall be subject to the reasonable consent of the Senior Lender;

e.	(I) an increase by up to $3.1 million dollars (the “$3.1M Increase”) of the inter-company loan (the “Accentia Inter-Company Loan”) extended by Accentia to Biovest and (II) to release to Biovest as part of NMTC Financing Tranche 2 all amounts remaining in the Restricted Account (as defined in the Purchase Agreement); provided that, (i) the $3.1M Increase shall be used by Biovest in connection with the NMTC Financing Tranche 2, (ii) after giving effect to the $3.1M Increase, the Accentia Inter-Company Loan shall be in principal amount of no more than $9.6 million dollars, (iii) the NMTC Financing Tranche 2 shall close on or prior to November 15, 2006, (iv) Biovest shall receive cash proceeds from the NMTC Financing Tranche 2 of no less than $5,500,000, (v) Biovest shall use no more than $1.1 million dollars from the cash proceeds of the NMTC Financing Tranche 2 to repay the Accentia Inter-Company Loan, (vi) the NMTC Financing Tranche 2 and the Accentia Inter-Company Loan shall be subordinated in right of payment and priority to the Obligations as defined in the Laurus Funding Documents in form and substance reasonably satisfactory to Laurus, and (vii) the documentation evidencing such NMTC Financing Tranche 2, $3.1M Increase and Accentia Inter-Company Loan shall be in form and substance satisfactory to Laurus and shall in no way adversely impact Laurus’ rights and remedies under the Laurus Funding Documents;

f.	the termination by Accentia and Biovest of the Commercialization Agreement between Accentia and Biovest as part of the establishment of a passive 19.5% royalty entitlement; provided that, Accentia receives simultaneous with such termination as consideration therefore a minimum of five million (5,000,000) duly authorized and issued shares of Biovest common stock, par value $0.01 and the Royalty Grant; provided further that, the documentation pertaining to the aforesaid is in form and substance satisfactory to Laurus and shall in no way adversely impact Laurus’ rights and remedies under the Accentia Funding Documents;

g.	the termination of Accentia’s anti-dilution/first right of refusal Agreement with Biovest the issuance of consideration to Accentia of a minimum of five million (5,000,000) duly authorized and issued shares of Biovest common stock, par value $0.01; and

h.	the receipt by Biovest of all of Accentia’s equity ownership interest in Biolender;

2. Laurus hereby waives its Financing Right of First Refusal and the application of the Offering Restrictions contained in the Purchase Agreement, in each case with respect only to the NMTC Financing Tranche 2 and .

3. Biovest hereby agrees that if at any time after the date hereof there is not an effective registration statement covering all of the shares of Biovest underlying the seven year warrant (the “Additional Warrant”) from Accentia to Laurus to purchase 10,000,000 shares of outstanding common stock of Biovest owned by Accentia, and Biovest shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933, as amended, and any successor statute (the “Securities Act”), of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then Biovest shall send to Laurus written notice of such determination and, if unless within fifteen (15) days after receipt of such notice Laurus shall elect otherwise in writing, Biovest shall include in such registration statement all such shares of Biovest common stock, par value $0.01 underlying the Additional Warrant not otherwise subject to an effective registration statement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement and subject to Biovest not determining in good faith that such registration would materially adversely affect the Biovest registration statement being filed. In connection with the issuance by Accentia of the Additional Warrant, subject to the terms and conditions of the Additional Warrant, Biovest hereby agrees to cause the Biovest transfer agent (the “Transfer Agent”) to issue and deliver to Laurus (or its designee), upon receipt of an exercise notice in respect of the Additional Warrant and the original Biovest stock certificate pledged by Accentia to Laurus representing not less than the number of Biovest shares being exercised in the exercise notice and otherwise held by Laurus as collateral and an appropriate stock power executed by Accentia, (i) a duly executed stock certificate issued in the name of “Laurus Master Fund, Ltd.” for such number of shares of Biovest common stock set forth in the applicable exercise notice (to the extent that the aggregate of all such exercise notices issued under the Additional Warrant are not in excess of 10,000,000 shares (subject to adjustments as set forth in the Additional Warrant)) which shares shall have the appropriate SEC restrictive legend unless Transfer Agent receives an opinion from Accentia’s counsel that such legend is not required and (ii) a duly executed replacement stock certificate standing in the name of Accentia evidencing the shares of Biovest common stock remaining under the stock certificate exchanged by Laurus and not otherwise transferred in the name of Laurus Master Fund, Ltd. Biovest shall cause the Transfer Agent to acknowledge in writing its agreement with the foregoing and that no additional approval shall be required of Accentia and/or Biovest to effect the foregoing issuances (the “Transfer Agent Acknowledgement”).

4. The consents set forth in Sections 1(e), 1(f), 1(g) and 1(h) above shall be effective as of the date hereof. Each other consent set forth herein shall be effective as of the first date when (i) each Credit Party shall have executed and delivered to Laurus (or its designee) its respective counterpart to this Consent, (ii) AutovaxID shall have agreed that upon Closing of the NMTC Financing Tranche 2 it will deliver to Laurus (or its designee) a Joinder Agreement in the form attached hereto as Exhibit A; and (iii) each of AutovaxID, Biovest, Accentia and St. Louis New Markets Tax Credit Fund-II, LLC shall have agreed that upon Closing of the NMTC Financing Tranche 2 it will deliver to Laurus (or its designee) a Subordination Agreement in the form attached hereto as Exhibit B or in form and substance approved by Laurus and the parties thereto (the “St. Louis NMTC Subordination Agreement”).

5. Accentia and Biovest hereby agree to deliver to Laurus (or its designee) each document evidencing the Proposed Transactions and the NMTC Financing Tranche 2, including without limitation, the St. Louis NMTC Subordination Agreement, each duly executed and delivered by the respective parties thereto.

6. Except as specifically set forth in this Consent, there are no amendments, modifications or waivers to the Laurus Funding Documents, and all of the forms, terms and provisions of the Laurus Funding Documents remain in full force and effect.

7. On the date hereof, after giving effect to this Consent, each Credit Party hereby represents and warrants to Laurus, as applicable, that (i) no Event of Default exists under the relevant Laurus Funding Documents, (ii) all representations, warranties and covenants made by the Credit Parties in connection with the Laurus Funding Documents are true, correct and complete and (iii) all of the Credit Parties’ covenant requirements have been met.

8. Biovest and Accentia each agree to file with the SEC, to the extent required by applicable law and/or regulation, public disclosure of this Consent and the New Market Transactions in the appropriate form required by the SEC for such filing within four (4) days of the date hereof.

9. This Consent shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS CONSENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Consent may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. This Consent may be executed in one or more counterparts, each of which shall be deemed an original. Execution of this Consent and delivery of a signature page by telefacsimile or email shall bind and constitute valid delivery of this Consent by the sending executing party to be followed by originals signed by the executing party.

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IN WITNESS WHEREOF, each Credit Party and Laurus have caused their duly authorized representatives to execute this Consent to the Laurus Funding Documents on the date as first written above.

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name: Steven Arikian
Title: Chairman & CEO

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name: Steven Arikian
Title: Chairman & CEO

BIOLENDER, LLC By Biovest International, Inc., its managing member

By:	/s/ Steven Arikian
Name: Steven Arikian
Title: Chairman & CEO

ANALYTICA INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name: Steven Arikian
Title: Chairman & CEO

TEAMM PHARMACEUTICALS, INC.

By:	/s/ Frank E. O’Donnell, Jr.
Name: Frank E. O’Donnell, Jr.
Title: Chairman

EXHIBIT A

AUTOVAXID, INC. TO BIOVEST FUNDING DOCUMENTS JOINDER

EXHIBIT B

ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC SUBORDINATION AGREEMENT